UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2025

CAPSTONE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33560	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5141 W. 122nd Street

Alsip, IL 60803

(Address of principal executive offices)

Registrant’s telephone number, including area code: (708) 371-0660

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	CAPS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 15, 2025, Capstone Holding Corp. (the “Company”) entered into a membership interest purchase agreement (the “Purchase Agreement”) with D22L, Inc., a North Carolina corporation (the “Seller Entity”), David Clary, and Stuart Powell (together with David Clary and the Seller Entity, the “Seller”), to purchase from the Seller Entity all of the issued and outstanding membership interests (the “Holdings Membership Interests”) in Carolina Stone Holdings, LLC, a Delaware limited liability company (“Carolina Stone Holdings”), which owns all of the issued and outstanding membership interests of Carolina Stone Distributors, LLC, a Delaware limited liability company (together with the Carolina Stone Holdings, the “Carolina Stone Companies”). The aggregate purchase price for the Holding Membership Interests is (i) $2,625,000 in cash, subject to adjustment set forth in Section 2.6 of the Purchase Agreement, plus (ii) a seller note in the original principal amount of $1,250,000, plus (iii) the amount payable pursuant to the terms of the earn-out agreement (the “Acquisition”).

The Carolina Stone Companies operate showrooms, warehouses and staging yards to sell and distribute stone products and the installation of stonework in residential and commercial properties

The Acquisition is expected to close on or about August 29, 2025, subject to the satisfaction of customary closing conditions.

The foregoing does not purport to be a complete description of the Purchase Agreement, and such description is qualified in its entirety by reference to the full text of the Purchase Agreement, the form of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
2.1*	Membership Interest Purchase Agreement, by and between Capstone Holding Corp., D22L, Inc., David Clary, and Stuart Powell
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments to the Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S- K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others:

●	uncertainties as to the completion of the Acquisition, including the risk that one or more of the transactions may involve unexpected costs, liabilities or delays;

●	the possibility that competing transaction proposals may be made;

●	the effects that the announcement, pendency or consummation of the proposed Acquisition may have on the Company and its current or future business and on the price of its common stock;

●	the possibility that various closing conditions for the Purchase Agreement may not be satisfied or waived, or any other required consents or approvals may not be obtained within the expected timeframe, on the expected terms, or at all;

●	the effects that a termination of the Purchase Agreement may have on the Company, including the risk that the price of its common stock may decline significantly if the Acquisition is not completed;

●	the risks associated with potential litigation related to the transactions contemplated by the Purchase Agreement or related to any possible subsequent financing transactions or acquisitions or investments;

●	uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and

●	and other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements included in this report speak only as of the date each statement is made. Neither the Company nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2025	Capstone Holding Corp.

	By:	/s/ Matthew E. Lipman
	Name:	Matthew E. Lipman
	Title:	Chief Executive Officer

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